EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of the 7th day of April, 2000, by and among GREEN BAY FINANCIAL CORPORATION D/B/A NICOLET NATIONAL BANK (In Organization) (the "Bank"), a proposed national bank; and ROBERT B. ATWELL, a resident of the State of Wisconsin (the "Executive").

                                    RECITALS:

     The Bank desires to employ the Executive as President and Chief Executive Officer of the Bank and the Executive desires to accept such employment.

     The parties previously entered into an employment agreement, also dated as of April 7, 2000, that they wish to restate primarily for the purpose of revising certain change-in-control provisions.

     In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1.   DEFINITIONS. Whenever used in this Agreement, the following terms and
     -----------
their variant forms shall have the meaning set forth below:

     1.1  "AGREEMENT" shall mean this Agreement and any exhibits incorporated
           ---------
herein together with any amendments hereto made in the manner described in this Agreement.

     1.2  "AREA" shall mean the geographic area within the boundaries of
           ----
Brown, Door, Kewannee, Outagamie and Oconto Counties in Wisconsin. It is the express intent of the parties that the Area as defined herein is the area where the Executive performs or performed services on behalf of the Bank under this Agreement as of, or within a reasonable time prior to, the termination of the Executive's employment hereunder.

     1.3  "BANK INFORMATION" means Confidential Information and Trade
           ----------------
Secrets.

     1.4  "BUSINESS OF THE BANK" shall mean the business conducted by the
           --------------------
Bank, which is the business of commercial banking.

     1.5  "CAUSE" shall mean:
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          1.5.1  With respect to termination by the Bank:

               (a) a material breach of the terms of this Agreement by the Executive, including, without limitation, failure by the Executive to perform his duties and responsibilities in the manner and to the extent required under this Agreement, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Executive by the Bank. Such notice


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          shall (i) specifically identify the duties that the Board of Directors of the Bank believes the Executive has failed to perform, (ii) state the facts upon which such Board of Directors made such determination, and (iii) be approved by a resolution passed by two-thirds (2/3) of the directors then in office;

               (b) conduct by the Executive that amounts to fraud, dishonesty or willful misconduct in the performance of his duties and responsibilities hereunder;

               (c) arrest for, charged in relation to (by criminal information, indictment or otherwise), or conviction of the Executive during the Term of this Agreement of a crime involving breach of trust or moral turpitude;

               (d) conduct by the Executive that amounts to gross and willful insubordination or inattention to his duties and responsibilities hereunder; or

               (e) conduct by the Executive that results in removal from his position as an officer or executive of the Bank pursuant to a written order by any regulatory agency with authority or jurisdiction over the Bank.

          1.5.2  With respect to termination by the Executive:

               (a) a material modification to the Executive's job title(s) or position(s) of responsibility or the scope of his authority or responsibilities under this Agreement without the Executive's written consent, which modification is not cured to the reasonable satisfaction of the Executive within thirty (30) days after written notice thereof from the Executive to the Board of Directors of the Bank;

               (b) following a Change of Control, a change in supervision so that the Executive no longer reports to the person(s) or entity to whom he reported immediately prior to the Change of Control, which change in supervision is effected without the Executive's written consent;

               (c) following a Change of Control, a change in supervisory authority so that the holder of any position who normally reported to the Executive immediately prior to the Change of Control no longer reports to the Executive on a regular basis, which change in supervisory authority is effected without the Executive's written consent;

               (d) following a Change of Control, any change in the Executive's office location such that the Executive is required to report regularly to a location that is beyond a 25-mile radius from the Executive's office location immediately prior to the Change of Control, which change in office location is effected without the Executive's written consent; or


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
               (e) following a Change of Control, any material reduction in salary, bonus opportunity or other benefits provided for in Section 4 below from the level in effect immediately prior to the Change of Control.

     1.6  "CHANGE OF CONTROL" means any one of the following events:
           -----------------

               (a) the acquisition by any person or persons acting in concert of the then outstanding voting securities of the Bank, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote thirty-three and one-third percent (33 1/3%) or more of any class of voting securities of the Bank;

               (b) within any twelve-month period (beginning on or after the Effective Date) the persons who were directors of the Bank immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of that Board of Directors; provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director were elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) relating to the election of directors shall be deemed to be an Incumbent Director;

               (c) a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Bank immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

               (d) the sale, transfer or assignment of all or substantially all of the assets of the Bank to any third party.

     1.7  CONFIDENTIAL INFORMATION" means data and information relating to
          ------------------------
the business of the Bank (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through the Executive's relationship to the Bank and which has value to the Bank and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Bank (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

     1.8  "DISABILITY" shall mean the inability of the Executive to perform
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each of his material duties under this Agreement for the duration of the short-term disability period under the Bank's policy then in effect (or, if no such policy is in effect, a period of one-hundred eighty (180)


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consecutive days) as certified by a physician chosen by the Bank and reasonably acceptable to the Executive.

     1.9  "EFFECTIVE DATE" shall mean the date the Bank opens for business.
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    1.10  "INITIAL TERM" shall mean that period of time commencing on the
           ------------
date of this Agreement and running until the close of business on the last business day immediately preceding the third anniversary of the date of this Agreement or any earlier termination of employment of the Executive under this Agreement as provided for in Section 3.

    1.11  "TERM" shall mean the last day of the Initial Term or most recent
           ----
subsequent renewal period.

    1.12  "TRADE SECRETS" means Bank information including, but not limited
           -------------
to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which:

               (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

               (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.   DUTIES.
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     2.1  POSITION. The Executive is employed initially as the President and
          --------
Chief Executive Officer of the Bank, subject to the direction of the Board of Directors of the Bank or its designee(s) and shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Bank in connection with the conduct of its business. The duties and responsibilities of the Executive are set forth on Exhibit A attached hereto.
                                                   ---------

     2.2  FULL-TIME STATUS. In addition to the duties and responsibilities
          ----------------
specifically assigned to the Executive pursuant to Section 2.1 hereof, the Executive shall:

               (a) devote substantially all of his time, energy and skill during regular business hours to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties;

               (b) diligently follow and implement all reasonable and lawful management policies and decisions communicated to him by the Board of Directors of the Bank; and


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               (c)  timely prepare and forward to the Board of Directors of the
          Bank all reports and accountings as may be requested of the Executive.

     2.3  PERMITTED ACTIVITIES. The Executive shall devote his entire
          --------------------
business time, attention and energies to the Business of the Bank and shall not during the Term be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Executive from:

               (a) investing his personal assets in businesses which (subject to clause (b) below) are not in competition with the Business of the Bank and which will not require any services on the part of the Executive in their operation or affairs and in which his participation is solely that of an investor;

               (b) purchasing securities in any corporation whose securities are regularly traded provided that such purchase shall not result in him collectively owning beneficially at any time five percent (5%) or more of the equity securities of any business in competition with the Business of the Bank; and

               (c) participating in civic and professional affairs and organizations and conferences, preparing or publishing papers or books or teaching so long as the Board of Directors of the Bank approves of such activities prior to the Executive's engaging in them.

3.   TERM AND TERMINATION.
     --------------------

     3.1  TERM. This Agreement shall remain in effect for the Term.
          ----
While this Agreement remains in effect, it shall automatically renew each day after the date of this Agreement so that the Term remains a three-year term from day-to-day hereafter unless the Bank or the Executive gives written notice to the other of its intent that the automatic renewals shall cease. In the event such notice of non-renewal is properly given, this Agreement and the Term shall expire on the third anniversary of the thirtieth (30th) day following the date such written notice is received.

     3.2  TERMINATION. During the Term, the employment of the Executive
          -----------
under this Agreement may be terminated only as follows:

          3.2.1  By the Bank:

               (a) In the event that the Bank fails to receive its regulatory charter, or the Bank fails to raise the necessary capital required to open the Bank, and should the Bank's Board of Directors decide to forgo future efforts to open the Bank, in which event the Bank shall be required to continue to meet its obligation to the Executive under
          Section 4.1 for two (2) months or, if earlier, until the Executive becomes employed in a comparable position;


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
               (b)  For Cause, upon written notice to the Executive pursuant to
          Section 1.5.1 hereof, where the notice has been approved by a resolution passed by two-thirds (2/3) of the directors of the Bank then in office;

               (c) Without Cause at any time, provided that the Bank shall give the Executive thirty (30) days' prior written notice of its intent to terminate, in which event the Bank shall be required to continue to meet its obligations to the Executive under Section 4.1 for a period equal to the lesser of (i) twelve (12) months following the termination or (ii) the remaining Term of the Agreement; or

               (d) Upon the Disability of Executive at any time, provided that the Bank shall give the Executive thirty (30) days' prior written notice of its intent to terminate, in which event, the Bank shall be required to continue to meet its obligations under Section 4.1 for a period of six (6) months following the termination or until the Executive begins receiving payments under the Bank's long-term disability policy, whichever occurs first.

          3.2.2  By the Executive:

               (a) For Cause, in which event the Bank shall be required to continue to meet its obligations under Section 4.1 for a period equal to the lesser of (i) twelve (12) months following the termination or
          (ii) the remaining Term of the Agreement; or

               (b) Without Cause or upon the Disability of the Executive, provided that the Executive shall give the Bank sixty (60) days' prior written notice of his intent to terminate.

          3.2.3  At any time upon mutual, written agreement of the parties.

          3.2.4 Notwithstanding anything in this Agreement to the contrary, the Term shall end automatically upon the Executive's death.

     3.3  CHANGE OF CONTROL. If, following a Change of Control, the
          -----------------
Executive terminates his employment with the Bank under this Agreement for Cause within six (6) months, the Executive, or in the event of his subsequent death, his designated beneficiaries or his estate, as the case may be, shall receive, as liquidated damages, in lieu of all other claims, a severance payment equal to one and one-half (1.5) times the Executive's then current Base Salary and bonus then in effect, if any, to be paid in full on the last day of the month following the date of termination. In no event shall the payment(s) described in this Section 3.3 exceed the amount permitted by Section 280G of the Internal Revenue Code, as amended (the "Code"). Therefore, if the aggregate present value (determined as of the date of the Change of Control in accordance with the provisions of Section 280G of the Code) of both the severance payment and all other payments to the Executive in the nature of compensation which are contingent on a change in ownership or effective control of the Bank or in the ownership of a substantial portion of the assets of the Bank (the "Aggregate Severance") would result in a "parachute payment," as


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defined under Section 280G of the Code, then the Aggregate Severance shall not be greater than an amount equal to 2.99 multiplied by Executive's "base amount" for the "base period", as those terms are defined under Section 280G of the Code. In the event the Aggregate Severance is required to be reduced pursuant to this Section 3.3, the Executive shall be entitled to determine which portions of the Aggregate Severance are to be reduced so that the Aggregate Severance satisfies the limit set forth in the preceding sentence. Notwithstanding any provision in this Agreement, if the Executive may exercise his right to terminate employment under this Section 3.3 or under Section 3.2.2(a), the Executive may choose which provision shall be applicable.

     3.4  EFFECT OF TERMINATION. Upon termination of the Executive's
          ---------------------
employment hereunder, the Bank shall have no further obligations to the Executive or the Executive's estate with respect to this Agreement, except for the payment of salary and bonus amounts, if any, accrued pursuant to Sections
4.1 and 4.2 hereof and unpaid as of the effective date of the termination of employment and payments set forth in Sections 3.2.1(a), (c) or (d); Section 3.2.2(a); Section 3.3; and Section 4.4, as applicable. Nothing contained herein shall limit or impinge upon any other rights or remedies of the Bank or the Executive under any other agreement or plan to which the Executive is a party or of which the Executive is a beneficiary.

4.   COMPENSATION. The Executive shall receive the following salary and
     ------------
benefits during the Term, except as otherwise provided below:

     4.1  BASE SALARY. During the Initial Term, the Executive shall be
          -----------
compensated at a base rate of $166,500 per year (the "Base Salary"). The Executive's Base Salary shall be reviewed by the Executive Committee of the Board of Directors of the Bank at least annually, and based on its evaluation of Executive's performance, the Executive Committee may recommend to the entire Board of Directors of the Bank that the Executive's Base Salary be increased in such amount, if any, as may be determined by the Board of Directors of the Bank. Base Salary shall be payable in accordance with the Bank's normal payroll practices.

     4.2  INCENTIVE COMPENSATION. The Executive shall be eligible to
          ----------------------
receive annual bonus compensation, if any, as determined by the Board of Directors of the Bank pursuant to any incentive compensation program as may be adopted from time to time by the Bank.

     4.3  STOCK OPTIONS. As soon as practicable after the date of this
          -------------
Agreement, the Bank will establish a stock incentive plan and will grant to the Executive pursuant to such stock incentive plan a stock option to purchase, at a per share purchase price equal to $10.00, 72,500 shares of the Bank's common stock. The option generally will become vested and exercisable in thirty-three and one-third percent (33 1/3%) annual increments, commencing on the first anniversary of the option grant date, which shall be the closing date of the Bank's initial public offering, and continuing for the next two (2) successive anniversaries until the option is fully vested and exercisable. The option shall expire generally upon the earlier of ninety (90) days following termination of employment or upon the tenth anniversary of the option grant date. The option will be issued by the Bank pursuant to its stock incentive plan and subject to the terms of a related stock option agreement.


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     4.4  HEALTH INSURANCE.
          ----------------

          (a) The Bank shall reimburse the Executive for the cost of premium payments paid by the Executive for the Executive's current health insurance covering the Executive and the members of his immediate family until the first to occur of the following:

               (i) such time as the Bank adopts a health insurance plan for its employees;

              (ii)  the Bank abandons its organizational efforts; or

             (iii)  twelve (12) months after the date of this Agreement.

          (b) In the event of termination by the Executive for Cause (Section 3.2.3(a)) or following a Change of Control (Section 3.3), the Bank shall reimburse Executive for the cost of premium payments paid by the Executive to continue his then existing health insurance for himself and his eligible dependents as provided by the Bank for a period of twelve (12) months following the date of termination of employment.

          (c) In the event of a termination by the Bank without Cause (Section 3.2.1(c)), the Bank shall reimburse the Executive for the cost of premium payments paid by the Executive to continue his then existing health insurance for himself and his eligible dependents as provided by Bank for a period of twelve (12) months following the date of termination of employment.

     4.5  AUTOMOBILE. Beginning as of the Effective Date, the Bank will
          ----------
provide Executive with an automobile to be used for business and personal purposes. The make and model of the automobile shall be determined by the Bank. The Bank will pay expenses associated with the operation, maintenance, repair and insurance for the automobile.

     4.6  BUSINESS EXPENSES; MEMBERSHIPS. The Bank specifically agrees to
          ------------------------------
reimburse the Executive for:

          (a) reasonable and necessary business (including travel) expenses incurred by him in the performance of his duties hereunder, as approved by the Board of Directors of the Bank;

          (b) reasonable dues and business related expenditures, including initiation fees, associated with memberships, as selected by the Executive, including country clubs and professional associations which are commensurate with his position; and

          (c) reasonable legal fees in an amount not to exceed $2,000, incurred by the Executive in connection with the negotiation of this Agreement;

provided, however, that the Executive shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to


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time adopted by the Bank and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

     4.7  VACATION. On a non-cumulative basis, the Executive shall be
          --------
entitled to four (4) weeks of vacation in each successive twelve-month period during the Term, during which his compensation shall be paid in full.

     4.8  LIFE INSURANCE. Beginning as of the Effective Date, the Bank will
          --------------
provide the Executive with term life insurance coverage providing a death benefit of not less than $1,500,000, payable to such beneficiary or beneficiaries as the Executive may designate.

     4.9  BENEFITS. In addition to the benefits specifically described in
          --------
this Agreement, the Executive shall be entitled to such benefits as may be available from time to time to executives of the Bank similarly situated to the Executive. All such benefits shall be awarded and administered in accordance with the Bank's standard policies and practices. Such benefits may include, by way of example only, profit-sharing plans, retirement or investment funds, dental, health, life and disability insurance benefits and such other benefits as the Bank deems appropriate.

    4.10  WITHHOLDING. The Bank may deduct from each payment of
          -----------
compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

5.   BANK INFORMATION.
     ----------------

     5.1  OWNERSHIP OF BANK INFORMATION. All Bank Information received or
          -----------------------------
developed by the Executive while employed by the Bank will remain the sole and exclusive property of the Bank.

     5.2  OBLIGATIONS OF THE EXECUTIVE. The Executive agrees:
          ----------------------------

          (a)  to hold Bank Information in strictest confidence;

          (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Bank Information or any physical embodiments of Bank Information; and

          (c) in any event, not to take any action causing or fail to take any action necessary in order to prevent any Bank Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret.

In the event that the Executive is required by law to disclose any Bank Information, the Executive will not make such disclosure unless (and then only to the extent that) the Executive has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Bank when the Executive becomes aware that such disclosure has been requested and is required by law. This Section 5 shall survive for a period of twelve (12) months following termination of this Agreement for any reason with respect to Confidential


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Information, and shall survive termination of this Agreement for any reason for so long as is permitted by applicable law, with respect to Trade Secrets.

     5.3  DELIVERY UPON REQUEST OR TERMINATION. Upon request by the Bank,
          ------------------------------------
and in any event upon termination of his employment with the Bank, the Executive will promptly deliver to the Bank all property belonging to the Bank, including, without limitation, all Bank Information then in his possession or control.

6.   NON-COMPETITION. The Executive agrees that during his employment by the
     ---------------
Bank hereunder and, in the event of his termination:

  -  by the Bank for Cause pursuant to Section 3.2.1(b),
  -  by the Executive without Cause pursuant to Section 3.2.2(b), or
  - by the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Bank), within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, as an executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Bank (including as an organizer or proposed executive officer of a new financial institution), engage in any business which is the same as or essentially the same as the Business of the Bank.

7.   NON-SOLICITATION OF CUSTOMERS. The Executive agrees that during his
     -----------------------------
employment by the Bank hereunder and, in the event of his termination:

  -  by the Bank for Cause pursuant to Section 3.2.1(b),
  -  by the Executive without Cause pursuant to Section 3.2.2(b), or
  - by the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Bank), within the Area, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any business from any of the Bank's customers, including actively sought prospective customers, with whom the Executive has or had material contact during the last two (2) years of his employment, for purposes of providing products or services that are competitive with the Business of the Bank.

8.   NON-SOLICITATION OF EMPLOYEES. The Executive agrees that during his
     -----------------------------
employment by the Bank hereunder and, in the event of his termination:

  -  by the Bank for Cause pursuant to Section 3.2.1(b),
  -  by the Executive without Cause pursuant to Section 3.2.2(b), or
  - by the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twelve (12) months thereafter, he will not, within the Area, on his own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire


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
away, any employee of the Bank to another person or entity providing products or services that are competitive with the Business of the Bank, whether or not:

  -  such employee is a full-time employee or a temporary employee of the Bank,
  -  such employment is pursuant to written agreement, and
  -  such employment is for a determined period or is at will.

9.   REMEDIES. The Executive agrees that the covenants contained in Sections
     --------
5 through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Bank, and that irreparable loss and damage will be suffered by the Bank should he breach any of the covenants. Therefore, the Executive agrees and consents that, in addition to all the remedies provided by law or in equity, the Bank shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Bank and the Executive agree that all remedies available to the Bank or the Executive, as applicable, shall be cumulative.

10.  SEVERABILITY. The parties agree that each of the provisions included in
     ------------
this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11.  NO SET-OFF BY THE EXECUTIVE. The existence of any claim, demand, action
     ---------------------------
or cause of action by the Executive against the Bank whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Bank of any of its rights hereunder.

12.  NOTICE. All notices and other communications required or permitted
     ------
under this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand or overnight courier, in which event the notice shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)  If to the Bank, to it at:

               Post Office Box 23900
               Green Bay, Wisconsin  54305-3900


          (ii) If to the Executive, to him at:

               3225 Delahaut Street
               Green Bay, Wisconsin  54301


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13.  ASSIGNMENT. Neither party hereto may assign or delegate this Agreement
     ----------
or any of its rights and obligations hereunder without the written consent of the other party to this Agreement; provided, however, that the rights and obligations of the Bank shall apply to its successor(s) and the rights of the Executive shall inure to the benefit of the heirs or the estate of the Executive.

14.  WAIVER. A waiver by one party to this Agreement of any breach of this
     ------
Agreement by the other party to this Agreement shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15.  ARBITRATION. Any controversy or claim arising out of or relating to
     -----------
this contract, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered only in a state court of Wisconsin or the federal court for the Eastern District of Wisconsin. The Bank and the Executive agree to share equally the fees and expenses associated with the arbitration proceedings.

16.  ATTORNEYS' FEES. In the event that the parties have complied with this
     ---------------
Agreement with respect to arbitration of disputes and litigation ensues between the parties concerning the enforcement of an arbitration award, the party prevailing in such litigation shall be entitled to receive from the other party all reasonable costs and expenses, including without limitation attorneys' fees, incurred by the prevailing party in connection with such litigation, and the other party shall pay such costs and expenses to the prevailing party promptly upon demand by the prevailing party.

17.  APPLICABLE LAW. This Agreement shall be construed and enforced under
     --------------
and in accordance with the laws of the State of Wisconsin.

18.  INTERPRETATION. Words importing any gender include all genders. Words
     --------------
importing the singular form shall include the plural and vice versa. The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

19.  ENTIRE AGREEMENT. This Agreement embodies the entire and final
     ----------------
agreement of the parties on the subject matter stated in this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Bank or the Executive unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement, including, but not limited to, that certain employment agreement between the Bank and the Executive previously signed by the parties and also dated as of April 7, 2000, are hereby expressly terminated and superseded.

20.  RIGHTS OF THIRD PARTIES. Nothing herein expressed is intended to or
     -----------------------
shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

21.  SURVIVAL. The obligations of the Executive pursuant to Sections 5, 6,
     --------
7, 8 and 9 shall survive the termination of the employment of the Executive hereunder for the period designated under each of those respective sections.

     IN WITNESS WHEREOF, the Bank and the Executive have executed and delivered this Agreement as of the date first shown above.


                              THE BANK:

                              GREEN BAY FINANCIAL CORPORATION
                              D/B/A
                              NICOLET NATIONAL BANK (IN ORGANIZATION)

                              By:  /s/  Michael E. Daniels
                                 ------------------------------------
                              Print Name:  Michael E. Daniels
                                         ----------------------------
                              Title:  Executive Vice President
                                    ---------------------------------


                              THE EXECUTIVE:


                                  /s/ Robert B. Atwell
                              ---------------------------------------
                              ROBERT B. ATWELL

                                    EXHIBIT A
                                    ---------

              INITIAL DUTIES AND RESPONSIBILITIES OF THE EXECUTIVE
              ----------------------------------------------------

Function:
---------

Has overall responsibility for the leadership of the organization in all aspects of its activities to insure safety and soundness, maximize return to the shareholders, and meet the needs of its various constituencies (shareholders, Board of Directors, customers, employees, regulators, and communities).

Principal Accountabilities:
---------------------------

1. Responsible for the planning, implementation and control of long-term and short-term goals and strategic plans. This includes the formation and maintenance of capital, expansion plans, and overall profitability. Work with the Board of Directors and appropriate committees to accomplish the above.

2. Provides active leadership in the process, and approves annual budgets and capital expenditure plans, and monitors results as compared to these plans.

3. Develops and implements the overall business strategy of the Bank, its culture and mission statement.

4. Provides leadership in establishing overall policies and procedures such as credit policy, investment policy, risk tolerance levels, and operational procedures.

5. Responsible for managing the interest rate risk exposure of the Bank by monitoring the Bank's liquidity position, net interest margin, deposit levels and pricing, asset levels and pricing and portfolio investment decisions.

6. Works closely with the Chief Financial Officer to insure appropriate financial reporting and that proper accounting procedures are utilized.

7. Responsible for the overall leadership of the commercial and retail business, to include hiring, development, performance reviews and termination, if necessary. This would include training in the Bank's culture and policies and ongoing communications of any relevant information.

8. Originates and approves loans acting within the approved loan limits and guidelines approved by the Board of Directors.

9. Works closely with the Senior Loan Officer and Credit Administrator to monitor quality of loan portfolio and that loans comply with the Bank's lending policy.

10. Responsible for the overall marketing and business development strategy to include active involvement in community and civic activities in such a manner as to create a positive public perception of the Bank. Also, to be actively involved in business development activities to solicit and maintain sufficient business to meet and/or exceed established goals.

11. Provides leadership to all personnel in communication of the Bank's mission, culture, and strategy.

12. Responsible for maintaining sound relationships with the various regulatory agencies and managing the Bank to meet or exceed all regulatory guidelines.

13. Provides active leadership in the development and implementation of an effective CRA program. This shall include active involvement in ascertaining the communities' credit needs.

14. Along with CFO, manages the Bank's investment portfolio to maximize yield and insure adequate liquidity. This includes proper pledging of securities for public funds.

15. Along with CFO and Senior Loan Officer, monitors the Bank's interest rate risk exposure, especially as it relates to the loan portfolio volume and pricing.

16. Responsible for the supervising, setting and monitoring goals, and implementing performance review for executive management.

17. Establishes goals and objectives to ensure customer satisfaction, employee productivity and efficient Bank operations to include assisting with customer issues.